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         AGREEMENT OF PURCHASE AND SALE (this "Agreement") dated as of December
24, 2003, by and between DUBOIS REALTY PARTNERS, L.P., a Pennsylvania limited partnership having an address at c/o Michael Joseph Acquisition Corporation, 2500 Brooktree Rd, Suite 300, Wexford, PA 15090 ("Seller"), and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership having an address at 44 South Bayles Avenue, Port Washington, New York 11050 ("Buyer").

                                   WITNESSETH:

         A. Seller owns certain parcels and improvements thereon comprising a portion of the real property and improvements located at the intersection of Route 255 and Commons Drive, Sandy Township, Pennsylvania, known as The Commons Shopping Center (such portions owned by Seller being more precisely described herein as the "Property").

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property, upon the terms and conditions and for the purchase price hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

         SECTION 1. Certain Definitions.

         "Actions" mean any claims, actions, suits, proceedings or investigations, including, without limitation, condemnation and tax certiorari proceedings, whether at law or in equity or before any court, arbitrator, arbitration panel or Governmental Authority.

         "Affiliate" of a party means any Person which, directly or indirectly, controls, is controlled by or is under common control with, such party.

         "Broker" means Holliday Fenoglio Fowler, L.P., having an office at 429 Fourth Avenue, Suite 200, Pittsburgh, Pennsylvania 15219-1503.

         "Court Order" means any judgment, decree, injunction, order, decision, directive, regulation or ruling of any Governmental Authority that is binding on any Person or its property under Law.

         "Due Diligence Period" means the period commencing on the later to occur of (a) the date a complete copy of this Agreement executed by Buyer and Seller with all exhibits attached has been delivered to Buyer or its counsel, and (b) the date Seller has delivered to Buyer the documents described in
Section 5(a), or written confirmation that Seller does not have such documents (such date, the "Effective Date") and expiring on the last day of the forty fifth (45th) calendar day following the Effective Date, provided, however, that if a Phase I environmental report of the Property obtained by Buyer within the Due Diligence Period (the "Phase I") indicates that a Phase II is recommended, and Buyer has initiated a Phase II investigation within the initial Due Diligence Period, but the results of such investigation have not been received by Buyer, then the Due Diligence Period shall be extended until five (5) days after the date Buyer has received the results of such Phase II investigation, provided that such extension of the Due Diligence Period shall not exceed thirty
(30) days in any event.

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         "Escrow Agent" means Lawyers Title Insurance Corporation, or any substitute escrow agent appointed hereunder

         "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, municipal or local.

         "Hazardous Substances" means, without limitation, (i) all substances which are designated pursuant to Section 31l(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss.1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to
Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to
Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), ss.6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. ss.7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil; (viii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq.; (ix) any hazardous substance or material identified or regulated by or under any applicable provisions of the laws of the Commonwealth, of Pennsylvania; (x) asbestos or any asbestos containing materials; or (xi) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Laws.

         "Knowledge" means the conscious awareness of factual matters, reasonably believed to be true, by any of Seller's individual partners or any officer of a corporate partner.

         "Law" or "Laws" mean laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies.

         "Leases" mean all leases affecting the Property on the date hereof, which Seller represents and warrants are all listed on Exhibit F attached hereto and made a part hereof [this exhibit to contain a detailed listing of every document comprising the leases, including amendments, side letters, guaranties, etc], together with amendments or modifications made after the date hereof and which, have been approved by Buyer in writing.

         "Liabilities" mean debts, liabilities, obligations, guarantees, indemnities, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

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         "Licenses" means licenses, franchises, permits, certificates, certificates of occupancy, easements, rights and other authorizations issued by a Governmental Authority or any other Person.

         "Major Tenant" means any Tenant occupying more than 10,000 leasable square feet under any of the Leases.

         "Person" means any natural person, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or government or Governmental Authority.

         "Property" means: (a) those certain tracts or parcels of real property owned by Seller comprising a unified commercial development project, commonly known as "The Commons Shopping Center", located in Sandy Township, Clearfield County, Pennsylvania, more particularly identified and described on Exhibit A annexed hereto and hereby made a part hereof (the "Land"), (b) the buildings and other improvements located upon the Land (collectively, the "Improvements"), (c) all easements, rights of way, privileges, appurtenances, development rights, air rights, strips, gores and other rights pertaining to the Land and the Improvements, if any, including, without limitation, development rights, and all income therefrom, including rights to any Taking awards or proceeds, (d) any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Land or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Land and the Building by reasons of change of grade of any street occurring after the date of execution and delivery of this Agreement,
(e) all Leases, (f) all Service Contracts, and (g) any Licenses required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Property.

         "Service Contracts" means any all service agreements, maintenance agreements, supply agreements, and any other similar contracts and agreements affecting Property.

         "Taking" means any proceedings or negotiations instituted which do or may result in a taking by condemnation or eminent domain of the Property or any portion thereof.

         "Tenants" mean the tenants and other parties under the Leases.

         SECTION 2. Sale and Purchase of the Property. Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer hereby agrees to buy and accept on the Closing Date, the Property.


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         SECTION 3. Purchase Price and Manner of Payment.

         (a) The purchase price for the Property is the amount of SEVENTEEN MILLION FOUR HUNDRED THOUSAND and 00/100 DOLLARS ($17,400,000.00) (the "Purchase Price"), and shall be payable as follows:

                  (i) upon the execution of this Agreement, the sum of $100,000.00 (the "Initial Deposit") shall be paid by Buyer by wire transfer to Escrow Agent;

                  (ii) upon the expiration of the Due Diligence Period, the sum of $100,000.00 (the "Additional Deposit"; the Initial Deposit and the Additional Deposit, together with interest accruing thereon, shall be referred to herein as the "Deposit") shall be paid by Buyer by wire transfer to Escrow Agent; and

                  (iii) upon closing of title, the balance of the Purchase Price, subject to adjustment in accordance with this Agreement, shall be paid by wire transfer of immediately available funds to Seller or its designee.

         (b) The Deposit shall be held by Escrow Agent in escrow in an interest bearing account. Any interest accrued on the Deposit shall be paid to whichever party is entitled to the Deposit in accordance with the provisions of this Agreement. If the Closing shall occur, interest shall be credited against the Purchase Price. The Deposit shall be held and disbursed by Escrow Agent in accordance with the escrow provisions annexed hereto as Exhibit B.

         (c) Seller represents that its federal tax identification number is 25-1840444. Seller acknowledges and agrees that Seller's tax identification number shall be used on the account into which the Deposit is placed.

         SECTION 4. Title Matters.

         (a) Seller shall convey to Buyer at the Closing good, marketable, insurable fee simple title to the Property, free of all deeds of trust, mortgages, liens, easements, covenants, restrictions, leases, licenses and other encumbrances ("Encumbrances"), subject only to the Permitted Encumbrances (as hereinafter defined), which, title shall be insurable by a reputable title insurance company, selected by Buyer, licensed in the Commonwealth of Pennsylvania (the "Title Company"), by issuance of an ALTA owner's title insurance policy (the "Owner's Policy"), insuring the title of the Property at its ordinary rates and without special premiums, and in the standard form issued by the Title Company in the Commonwealth of Pennsylvania, without exception or reservations of any kind, including, without limitation, the standard pre-printed exceptions to the title policy, other than the Permitted Encumbrances (any such other exceptions or reservations, the "Non-Permitted Encumbrances").

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         (b) The term "Permitted Encumbrances" as used in this Agreement shall mean:

                  1. any state of facts which a current accurate land title survey of the Property would show, provided that such facts would not render title other than good and marketable and would not impair the continued use of the Property for a shopping center;

                  2. those matters specifically set forth on Exhibit C annexed hereto and hereby made a part hereof, subject, however, to the provisions of subsection (e) of this section;

                  3. those matters shown on the Title Commitment (referred to in Section 4(c)) and not listed or referred to in Buyer's Statement (referred to in
Section 4(e)) or, if any such matters are listed or shown on Buyer's Statement, those which Buyer has subsequently waived under Section 4(e);

                  4. all Laws, provided such Laws are not violated by the existing improvements and do not prohibit the use of the Property as a shopping-center;

                  5. all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement; and

                  6. the Leases.

         (c) If Buyer's commitment for an Owner's Policy (the "Title Commitment") discloses judgments, bankruptcies or other returns against other Persons having names the same as or similar to that of the Seller, Seller shall, on the request of Buyer, deliver to Buyer and the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against the Seller. Seller shall deliver any customary affidavits required by the Title Company to eliminate exceptions other than the Permitted Encumbrances appearing in the Title Commitment.

         (d) At the Closing, Seller shall deliver to each of Buyer and the Title Company an affidavit and/or indemnity with respect to mechanic's liens certifying that there are no unpaid bills for services rendered, or materials furnished to the Property.

         (e) Buyer shall furnish to Seller or its counsel within thirty (30) days after the Effective Date, a copy of the Title Commitment, together with a statement specifying any objections to title, and may furnish Seller with a current survey of the Premises, together with objection to any conditions disclosed by such survey ("Buyer's Statement"), provided Buyer shall have no right to object to any Permitted Exceptions other than the matters set forth on Exhibit C hereto. Seller or its counsel shall, within ten (10) days of receipt by Seller's counsel of Buyer's Statement, give notice to Buyer ("Seller's Notice") as to which, if any, of the defects set forth in Buyer's Statement, that Seller will not commit to cure at or before the Closing. If Seller does not, within ten (10) days after receipt of Buyer's Statement, advise Buyer in writing that it will remove all of the defects listed in Buyer's Statement, then Buyer's sole right shall be to either (a) waive such defects and close title without abatement or reduction of the Purchase Price, or (b) terminate this

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Agreement, in either case upon notice to Seller and Escrow Agent given within five (5) days after the expiration of such ten (10) day period. If Buyer elects to terminate this Agreement, the Deposit shall be returned to Buyer, and upon such return, except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void. If Buyer does not notify Seller of its election to terminate this Agreement within such five (5) day period, Buyer shall conclusively be deemed to have waived its right of termination on account of such defects, provided, however, that notwithstanding anything to the contrary set forth in this Agreement, Seller shall be obligated to cure at or before the Closing all any Encumbrance which can be removed at time of closing by payment of a liquidated amount or by posting a bond, as well, as any Encumbrance arising after the date of Buyer's delivery of Buyer's Statement and prior to the Closing Date, except for any of the foregoing arising from the acts or omissions of Buyer, its agents, contractors or employees. Seller shall not be obligated to cure non-liquidated Encumbrances (e.g., easements, covenants and restrictions) of record as of the date of Buyer's title commitment and which Seller advises Buyer in Seller's Notice that Seller does not wish to cure.

         (f) Seller shall have the right to pay off any monetary Encumbrances against the Property on the Closing Date out of the cash then payable provided, in the case of Encumbrances held by institutional lenders, Seller shall deliver a pay off letter at the closing from the lender holding such encumbrance of record, and in the case of Encumbrances held by non-institutional lenders, recordable instruments of release or discharge of such Encumbrances in form and substance satisfactory to the Title Company are then delivered to Buyer.

         SECTION 5. Due Diligence.

         (a) Promptly after the full execution of this Agreement, Seller shall deliver copies of the following documents to Buyer, to the extent in Seller's possession or control: (i) all Leases currently in effect, (ii) all existing environmental reports for the Property, (iii) the latest, full size survey of the Property, (iv) construction drawings for the Property, if any, (v) title reports, together with copies of all title exception documents, (vi) metes and bounds description of the Land, (vii) annual operating expense reports and tax bills for the past three years, (viii) utility bills for the past twelve (12) months, (ix) information, on a tenant by tenant basis, setting forth the reimbursements paid by each tenant for common area maintenance charges, taxes and insurance, together with a supporting schedule of expenses for the Property,
(x) a list and description of all rent delinquencies as of the date hereof, (xi) all existing service contracts currently affecting the Property and (xii) any plans or proposals submitted or reviewed by the local authorities regarding potential expansion or development of the Property.

         (b) Buyer shall have the right, at any time after the Effective Date, to inspect the Property, and to investigate existing zoning, the physical, structural and environmental condition of the Property, the compliance of the Property with Laws, the rental income and recoveries listed in the rent roll, the operating expenses, taxes and other costs of operating the Property, and any other factors Buyer deems relevant in determining whether to purchase the Property. For purposes of conducting such inspections and studies, Buyer shall have access to the Property at all reasonable times, subject to Section 5(d) below.

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          (c) Buyer may terminate this Agreement, for any reason or for no reason at all, in Buyer's sole discretion, on notice to Seller and Escrow Agent given at any time during the Due Diligence Period, which notice may be given by email to dvith@midc.com and to dondulac@watkinsdulac.com, with a copy concurrently sent by facsimile to Mssrs. Vith and Dulac at their facsimile numbers set forth herein. In the event of such termination, Escrow Agent shall return the Deposit to Buyer, whereupon, except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void. If Buyer does not elect to terminate this Agreement pursuant to this Section 5(c) within the Due Diligence Period, Buyer shall conclusively be deemed to have waived its right of termination under this
Section 5(c), the Deposit shall be non-refundable, except as otherwise expressly provided hereunder, and Buyer shall post the Additional Deposit with Escrow Agent no later than two (2) business days after the expiration of the Due Diligence Period. When wired to and deposited with the Escrow Agent, the Additional Deposit will be non-refundable, except as otherwise expressly provided hereunder.

         (d) Upon not less than two business days prior written notice to Seller, Seller shall permit Buyer and its agents and consultants access to the Property from time to time for the purpose of undertaking surveys and engineering, environmental, soils, wetlands and other similar tests, borings, drillings and studies, provided Buyer promptly repairs any damage to the Property caused by such entry and restores the Lands to the condition that existed prior to such entry. Seller shall cooperate with Buyer and enforce provisions of Leases if necessary in order to facilitate entry by Buyer into tenant spaces as reasonably required by Buyer. Buyer shall hold and save Seller harmless from and against any and all loss, cost, damage, injury or expense arising out of or in any way related to the acts or omissions of Buyer, its agents, employees and consultants, relating to any such entry, and such obligation shall survive the termination of this Agreement, except that Buyer shall not be liable for costs or damages resulting from Buyer's discovery or exacerbation of pre-existing conditions, absent Buyer's negligence. Prior to any such entry, Buyer shall furnish to Seller evidence that Buyer (or its respective contractors entering onto the Property to perform borings, drillings or other intrusive testings) has procured comprehensive liability insurance from an insurer authorized to do business in the Commonwealth of Pennsylvania which is reasonably acceptable to Seller protecting Seller from claims for bodily injury or death in single limit amount of not less than $1,000,000, naming Seller as an additional insured. Such insurance shall provide that at least thirty (30) days' notice of termination, cancellation, modification or lapse of coverage shall be given to Seller. The indemnification provision contained in this Section 5(d) shall survive the termination of this Agreement and/or the closing of title.

         (e) Buyer will provide Seller with copies of any environmental reports of the Property prepared for Buyer. Buyer will keep confidential and not disclose to third parties all environmental reports of the Property prepared for or delivered to Buyer, except for disclosures (i) to Buyer's consultants, agents, representatives, employees and third parties needing to know such information, provided all such parties agree to maintain the confidentiality of such reports, and (ii) required by law.

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         SECTION 6. Closing Date. The closing of this transaction (the
"Closing") shall be conducted on the later of (i) the date occurring ten (10) days after the expiration of the Due Diligence Period or (ii) January 31, 2004 (the "Closing Date"). The Closing shall be conducted by mail in escrow with the Title Company pursuant to an escrow procedure reasonably acceptable to Seller and Buyer, or at such place as the parties may otherwise agree. Upon the Closing, exclusive possession of the Property, subject to the rights of tenants under the Leases as tenants only, shall be delivered to Buyer, and Buyer shall thence have the right to enjoy the rents, issues and profits therefrom.

         SECTION 7. Closing Deliveries and Closing Costs.

         7.1 Seller Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following items executed and acknowledged by Seller, as appropriate:

         (a) A special or limited warranty deed conveying fee simple title to the Property to Buyer in accordance with this Agreement.

         (b) A general instrument of transfer, conveying, transferring and selling to Buyer, all right title and interest of Seller in and to all of the personal property, if any, owned by Seller, all rights of Seller in any in and to any Service Contract which Buyer has advised Seller it wishes to assume, to the extent the same are assignable, and any intangible property forming part of the Property.

         (c) An assignment by Seller and assumption by Buyer of all of Seller's right, title and interest in and to the Leases, including security deposits, in the form attached hereto as Exhibit D.

         (d) A non-foreign affidavit for Seller complying with the requirements of Internal revenue Code Section 1445 (f) (3) and regulations promulgated thereunder.

         (e) Form 1099.

         (f) A certificate stating that all representations and warranties of Seller set forth in Section 10 hereof remain true and correct as of the Closing Date (or certifying as to any changes thereto, subject, however, to the provisions of Section 10.4 herein).

         (g) An updated rent roll for the Property (including a schedule of any then-existing delinquencies), certified by Seller to be true and correct (Seller shall deliver this updated rent roll to Buyer at least two (2) business days prior to the closing).

         (h) Any document required by law to be executed by Seller in order to allow Buyer to record any transfer document, including any transfer or documentary stamp return.


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         (i) Original estoppels certificate from the following tenants: Shop
n'Save, Elder Beerman (Bon Ton), and Pier 1 Imports, and tenants occupying 80%, by rentable square footage, of the remaining retail space at the Property, all in a form substantially similar to the form attached hereto as Exhibit E (or in such other form as may be prescribed under the respective lease with such tenant), dated no earlier than thirty (30) days prior to the closing, and confirming, in the case of tenants, (a) the factual matters with respect to such tenants as set forth in the Rent Roll (as hereinafter defined) and in Sections
10.1 (g), (h) and (i) hereof and (b) that Seller as landlord is not in default under such tenant's lease, nor are there any work allowances, concessions or improvements to be performed or provided by Seller as landlord that have not been performed or provided by Seller in full. Seller shall promptly request such estoppel certificate from all tenants of the Property and pursue same in good faith. If Seller is unable to obtain the estoppel certificates required under this subsection by the Closing Date, then the Closing Date shall be adjourned for a period not to exceed fifteen (15) days, to enable Seller to continue to pursue same. If such estoppel certificates have not been obtained, after the expiration of such adjournment of the Closing Date, then Buyer shall have the right to terminate this Agreement, by delivering written notice of termination to Seller, in which event the Deposit, and all interest accrued thereon, shall be returned to Buyer and except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void.

         (j) The original fully executed Leases, or, if not available, a copy of each missing Lease certified by Seller as being a true and completed photocopy.

         (k) Copies of all Lease files in Seller's possession or control.

         (l) Notices to each tenant under the Leases advising that Seller's interest in the Property has been conveyed to Buyer and instructing that all rent and additional rent payable under the Leases is to be remitted to Buyer, that any security deposit is thereafter being held by Buyer, and that all insurance required to be maintained by such tenant is to be amended to name Buyer as a named insured to the extent such tenant is required to so name the landlord under its Lease, such notices to be in form as reasonably required by Buyer.

         (m) A statement showing all closing prorations.

         (n) All keys to the Property in the possession of Seller.

         (o) Evidence reasonably satisfactory to Buyer and the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.

         (p) Such other documents and instruments as may be reasonably required by this Agreement or by the Title Company in order to consummate the transaction contemplated by this Agreement and to issue the Owner's Policy to Buyer, including, without limitation, any affidavits or indemnities reasonably required in order to enable the Title Company to insure title in Buyer free of any mechanic's liens.

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         7.2 Buyer Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following items executed and acknowledged by Buyer, as appropriate:

         (a) Payment of the balance of Purchase Price, as adjusted, to be made in accordance with Section 3 above.

         (b) A counterpart of the document referred to in Section 7.l(c) above.

         (c) Such other documents as may be required under the terms of this Agreement or as may otherwise be reasonably necessary to consummate the transactions contemplated under this Agreement, taking into account the terms and conditions of this Agreement.

         7.3 Closing Costs. At the Closing, Seller and Buyer shall each pay one-half of the transfer taxes, including transfer taxes of the Commonwealth of Pennsylvania and of the county and local municipality in which the Property is located, payable in connection with the transaction contemplated hereby. Buyer shall pay (a) the title insurance premium for the Owner's Policy, if any, (b) the costs of any survey (or an update thereto), and (c) all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Seller shall pay the costs of recording discharges of Encumbrances required to be removed by Seller under this Agreement. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Buyer shall pay their respective legal, consulting, and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided.

         SECTION 8. Closing Adjustments. (a) The following shall be prorated, between Seller and Buyer as of 12:00 AM EST on the Closing Date (so that Buyer will be debited all taxes and other expenses, and be credited with all rents, accruing as of the Closing Date) on the basis of the actual number of days elapsed over the applicable period) and shall take into account the percentage of such revenues or expenses attributable to the Property:

                  (i) All real estate taxes, water charges, sewer rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated, with Seller paying its share of any installments due before the Closing Date and Buyer assuming the obligation to pay its share of any installments due after the Closing Date.

                  (ii) Subject to Section 8(b) of this Agreement, all fixed and base and minimum rent and regularly scheduled items of additional rent under the Leases (including any reimbursements for taxes and common areas operating costs), and other tenant charges if, as and when received. The parties acknowledge that certain Tenants may not pay all items of additional rent, including without limitation common area maintenance ("CAM") charges, insurance premiums and real estate taxes, applicable to periods prior to the Closing Date until after the Closing Date and that Seller may not have completed an accounting of such additional rent charges until after the Closing Date. Further, the parties acknowledge that the Property is subject to a LERTA Program tax abatement and that for the duration of the LERTA Program a certain portion of real estate taxes paid by Tenants is payable to Seller. The parties agree that all such, items of additional rent will be adjusted between the parties under Section 8(f) and Seller's share (i.e., amounts reasonably apportionable to periods prior to the Closing Date) shall be paid to Seller without regard to
Section 8(b).

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                  (iii) Expenses and payments under Service Contracts which
Buyer shall elect to assume.

                  (iv) Fuel, if any, at Seller's cost therefor.

                  (v) Utilities not payable directly by tenants, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.

         (b) Rents under the Leases which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease). Subject to the terms of the immediately succeeding sentence, to the extent rents are collected by or on behalf of Buyer on or after the Closing Date, such payments shall be applied first toward to the rents that shall then be due and payable with respect to rents for months after the Closing, second to the rents for the month in which the Closing occurs, and third to any delinquent rents owed with respect to months prior to the Closing, with Seller's share thereof being promptly delivered to Seller by Buyer. If percentage rents are collected by or on behalf of Buyer on or after the Closing Date, such percentage rents shall be allocated to the period to which they relate irrespective of the provisions of the immediately preceding sentence and appropriate portions thereof shall be applied to Buyer and Seller in proportion to the duration of such party's ownership of the Property during such period, with Seller's share thereof being promptly delivered to Seller by Buyer. Without Seller's prior written consent, Buyer may not waive any of Seller's claims against any tenant for such tenant's breach of its monetary obligations to Seller under any Lease. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents for periods not exceeding two months prior to the Closing Date and not any other amounts to Seller (except as provided in Section 8(a)(ii) above), which right shall include the right to continue or commence legal actions or proceedings against any tenant; provided, however, that Seller will not institute any action seeking eviction or ejectment of any tenant and prior to commencing any legal actions or proceedings for collection of rents against any tenant while such tenant remains a tenant at the Property, Seller will give notice ("Seller's Suit Notice") to Buyer of Seller's intent to commence a legal action or proceeding against such tenant. Not later than five business days after its receipt of Seller's Suit Notice, Buyer may direct Seller not to institute a legal action or proceeding against such tenant provided Buyer concurrently pays to Seller the amount of the delinquent rents for periods not exceeding two months prior to the Closing Date or other amounts owed to Seller by such tenant. Upon payment by Buyer to Seller of such delinquent rents or other amount owed to Seller, Buyer will be subrogated to Seller's rights against such tenant for such rents and other amounts paid by Buyer. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property at any time following the Closing Date, Seller shall retain all rights relating to its share thereof.

         (c) The amount of any security deposits held by Seller under the Leases shall be credited to Buyer, and thereafter, Buyer shall be responsible for same.

         (d) If any of the items described in this Section 8 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable.

         (e) If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed. The foregoing adjustment will not apply to any interim assessment relating to the completion of new construction and the issuance of an original occupancy permit for improvements.

         (f) If after the Closing, the parties discover any errors in adjustments and apportionments, same shall be corrected as soon after their discovery as possible. The provisions of this Article 8 shall survive the closing, provided that no adjustments shall be made later than one (1) year after the Closing Date unless prior to such date the party seeking the adjustment shall have delivered a written notice to the other specifying the nature and basis for such claim.

         SECTION 9. Defaults. (a) In the event the Buyer fails or refuses to consummate the purchase of the Premises in accordance with the provisions of this Agreement for any reason constituting a default on the part of Buyer, then Escrow Agent shall pay to Seller the Deposit then paid and Seller shall retain the Deposit then paid as full liquidated damages in full and complete satisfaction of all claims against the Buyer and without recourse to any other remedies, legal or equitable. The parties have agreed that actual damages in such event are impossible to determine, and therefore have agreed upon the foregoing liquidated damages, after negotiation, as the parties' best estimate of actual damages which would be incurred in such circumstances.

         (b) If the conditions set forth in Section 12.1 have not been satisfied as of the Closing Date, then Buyer may elect to (i) accept title to the Premises subject to the defaulted obligation of Seller (and in the case of a liquidated Encumbrance, use the Purchase Price to eliminate such title defect), or (ii) seek specific performance of this Agreement (and receive reimbursement from Seller for reasonable attorneys' fees and costs, if Buyer is the prevailing party in such action) or (iii) terminate this Agreement and elect to receive the return of the Deposit and any interest earned thereon, and in the event such Seller's default is a Willful Default (as hereinafter defined), be compensated by Seller for all actual damages sustained by Buyer as a result of Seller's breach of this Agreement, including, without limitation, reasonable attorneys' fees and disbursements. The term "Willful Default" as used in this Agreement shall mean (a) Seller's willful refusal to convey title to the Property at the Closing, (b) Seller's refusal to cause any Encumbrance to be released (or insured over) but only if and to the extent that Seller is obligated to do so under this Agreement, (c) Seller voluntarily taking any action which has the effect of frustrating the intention of the parties under this Agreement (e.g. entering into a new lease without Buyer's consent); or (d) an intentional material breach of a representation or warranty of Seller under this Agreement.

         SECTION 10. Representations, Warranties and Covenants.

         10.1. Representations, Warranties and Covenants of Seller. Seller hereby represents and warrants to Buyer that, as of the date hereof:

                  (a) The Seller is a limited partnership, duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania. The Seller has all requisite power and authority to own, lease, and operate its assets and property and to conduct its business as now being conducted.

                  (b) Except for (i) Permitted Encumbrances, (ii) mortgages that will be satisfied and released at or prior to Closing and (iii) the purchase options in favor of any tenant or an affiliate of any tenant listed on Exhibit C attached hereto (which Seller represents do not apply in the case of the contemplated sale of the entire Property to Buyer), (A) Seller has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner all or any portion of the Property; (B) except for the purchase options referred to in clause (iii) above, there are no outstanding, options, rights, agreements, or other commitments to which Seller is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire all or any portion of the Property; and (C) Seller owns the Property free and clear of any liens and has the absolute right, power and capacity to sell, assign, convey, transfer and deliver the Property as contemplated by this Agreement.

                  (c) This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable law affecting creditors' rights generally and principles of equity, whether considered in a proceeding at law or in equity. No consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Seller is not a "foreign, person" under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Purchase Price any withholding tax.

                  (e) There are no pending or, to Seller's knowledge, threatened Actions affecting the Property or any part thereof; nor are there any special assessments levied or payable in connection with the Property.

                  (f) To Seller's knowledge, the Land and Improvements are free of any liens and encumbrances other than the Permitted Encumbrances and mortgages that will be satisfied and released at or prior to Closing.

                  (g) All of the Leases to which either the Seller is a party (by assignment or otherwise) or is bound in existence on the date hereof have been delivered or made available to Buyer. The copies of the Leases that have been delivered or made available by Seller to Buyer are true, correct and complete. Exhibit F annexed hereto and hereby made a part hereof sets forth a complete list of all Leases (including, without limitation, all leases, amendments, modifications and "side letters") to which either the Seller is a party or is bound, and is true, complete and correct in all material respects. All Leases are in full force and effect. To Seller's knowledge, all Tenants listed on Exhibit F are in possession of their respective premises and generally open for business, and there are no other parties in possession of the Property, except as otherwise noted on Exhibit F. Except as set forth on Exhibit F to Seller's knowledge, neither Seller as landlord nor any tenant under any of the Leases is in default under any of the Leases and Seller has not received from any Tenant any written notice claiming any default by the landlord under its Lease which default remains uncured. No tenant under any of the Leases has filed or has had filed against it a bankruptcy or insolvency proceeding. Seller has not received written notice of any defense to, offsets, claims or disputes against rental payable or obligations under any Lease (including, without limitation, any objection to billings of common area maintenance expenses or taxes). To Seller's knowledge, no guarantor of any Lease has been released or discharged, voluntarily (involuntarily, or by operation of law) from any obligation related to such Lease except in accordance with the terms of such Lease.

                  (h) Annexed hereto as Exhibit G is a rent roll and security deposit schedule (the "Rent Roll") for all Leases in effect as of the date hereof, which is true and correct in all respects and which shows for each rentable space in the Property the tenant name, space number, monthly base or minimum rental, and common area maintenance expense and real estate tax reimbursement amounts, security deposit held, and the expiration date of each Lease. There are no tenant security deposits to be held by the Landlord under the Leases except as listed in the Rent Roll. At the Closing, Seller shall deliver to Buyer an updated Rent Roll. If any changes shall occur in such Rent Roll Certificate, Buyer shall have the rights relating thereto as set forth in
Section 10.4 hereof.

                  (i) Except as set forth on Exhibit H annexed hereto and made a part hereof, all alterations and improvements required to be performed by the landlord under any of the Leases have been completed, all construction and other allowances and monetary concessions required to be paid by the landlord under the Leases have been paid, and no tenant under any of the Leases is entitled to any free rent or rent concession period. Except as set forth on Exhibit H, all such alterations and improvements shall be completed and all such allowances and monetary concessions shall be paid in full by Landlord on or before the Closing Date. If any allowances or monetary concessions are shown on Exhibit H as not having been fully paid or credited by Seller as of the Closing Date, Buyer will deduct and retain from the Purchase Price otherwise paid to Seller at the Closing the outstanding amount of such allowances and monetary concessions. All brokerage fees and commissions payable or which will be payable in the future with respect to the Leases have been paid in full.

                  (j) All of the Service Contracts to which Seller is a party (by assignment or otherwise) or is bound, are in existence on the date hereof and have been delivered or made available to Buyer. The copies of the Service Contracts that have been delivered or made available by the Seller to Buyer are true, correct and complete, Exhibit I annexed hereto and hereby made a part hereof sets forth a list of all Service Contracts to which Seller is a party or is bound, and is true, complete and correct in all material respects. Except as set forth on Exhibit I, the Service Contracts are in full force and effect. No default exists under any Operating Agreement and to Seller's knowledge, no event or act has occurred which with the giving of notice thereof or the passage of time or both would constitute a default under any Operating Agreement. Except as set forth on Exhibit I, all Service Contracts are terminable without premium or penalty on no more than 30 days' notice to the contractor, vendor or other service provider thereunder.

                  (k) All of the environmental reports delivered by Seller to Buyer are true and complete copies of such reports and Seller has no knowledge of any Hazardous Substances at the Property except as may be set forth in. such reports and except for any Hazardous Substances that may be sold by a tenant in the ordinary course of business and ordinary cleaning and maintenance materials used by any tenant.

                  (l) Seller has received no written, notice that there are unconnected violations of any applicable Laws affecting the Property or the use and occupancy thereof; to Seller's knowledge, Seller has obtained all approvals, permits and authorizations from all governmental authorities necessary for the lawful construction, use and operation of the Property, including, without limitation, a certificate of occupancy for each tenant space, permitting such space to be used for retail (or restaurant) purposes, as applicable, and zoning regulations and ordinances applicable in Sandy Township, Pennsylvania have not been violated by existing Improvements or the use thereof.

                  (m) No petition has been filed or has, to Seller's knowledge, been threatened to be filed, by or against Seller under any chapter of the United States Bankruptcy Code or any state bankruptcy, insolvency or similar statute.

                  (n) No work has been performed or is in progress at, and no materials have been furnished to, the Property which, though not presently the subject of, might give rise to construction, mechanic's, materialmen's, municipal or other liens against, the Property or any portion thereof; and

                  (o) There are no employees employed by Seller or any property manager or otherwise at or in connection with the Property for or to which Buyer shall have any responsibilities or liabilities following the Closing. There are no employment, union, collective bargaining, contracts or similar agreements in effect in connection with the Property or the operation and/or maintenance thereof.

         10.2. Survival of Seller's Representations and Warranties. The representations and warranties contained in Section 10.1 are true, accurate and complete and not misleading in any material respect as of the date hereof and shall be deemed to be repeated at and as of the Closing Date, and shall be true, accurate and complete and not misleading in any material respect as of such date. The representations and warranties in Section 10.1 shall survive the Closing for a period of one (1) year,

         10.3 GENERAL DISCLAIMER. THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS", "WHERE IS," AND "WITH ALL FAULTS" BASIS, AND EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY OR THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY, THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY, OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY (IN THE EVENT BUYER ELECTS TO PURCHASE
SAME) IN ELECTING TO PURCHASE THE PROPERTY, BUYER IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS MADE BY SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIONS EXCEPT FOR THOSE SET FORTH IN THIS AGREEMENT.

         10.4. Changed Circumstances. If any event shall occur after the Effective Date, and before the Closing Date, which is not caused, by Seller ("Changed Circumstance"), that renders untrue any representation, or warranty made by Seller in this Agreement, it shall not constitute a breach by Seller of such representation or warranty, and Seller's reaffirmation of such representation or warranty at Closing may be qualified by such Changed Circumstance. If Seller shall obtain knowledge of any Changed Circumstance, Seller shall provide notice thereof to Buyer within a reasonable period of time. In the event Buyer receives actual notice of any Material Changed Circumstance, whether from Seller or any other source, including its own investigations, then Buyer shall have the right to terminate this Agreement, in which event both parties shall be relieved from any further obligation under this Agreement, and the Deposit shall be returned to Buyer. For purposes of this Agreement, a "Material" Changed Circumstance shall be one that (when taken together with all other Changed Circumstances) would be reasonably expected to decrease the annual net operating income of the Property by more than one and one-half percent (1.50%) or would otherwise reasonably be considered material by a Buyer of similar properties. The baseline for determining whether a Changed Circumstance is a Material Changed Circumstance (i.e., the current projected annualized NOI of the Property for 2004 as of the date of this Agreement) is agreed to be $1,585,047.00.

         10.5 Representations, Warranties and Covenants of Buyer.

                  (a) Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

                  (b) Buyer has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary action. The purchase of the Property by Buyer from Seller, the execution and delivery of this Agreement, the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or constitute a default under the organizational documents of Buyer, or a default under any contract by which Buyer is bound, or would be a violation of any Laws applicable to Buyer. This Agreement has been duly executed and, delivered and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 11. Operation of the Property Between Contract and Closing. From and after the date hereof and until the Closing, Seller shall, comply with all laws, ordinances, rules or regulations affecting the Property and shall maintain the Property in its existing condition, reasonable wear and tear excepted. Seller shall pay when due any and all taxes, assessments and levies with respect to the Property and timely make all payments with respect to and perform all obligations secured by any encumbrances affecting the Property. Seller shall do or cause to be done all things reasonably within Seller's control to preserve intact and unimpaired any and all Licenses in favor of, constituting or benefiting any portion of the Property. Seller shall promptly notify Buyer of (i) the occurrence of any fire or other casualty causing damage to the Property, or (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Property or notice from any governmental authority relating to the condition, use or occupancy of the Property, (including, without limitation, all notices of violation of codes with respect to the Property), or (iii) knowledge of any default by any tenant of the Property under any of the Leases, or (iv) receipt of any notice of Seller's default as landlord under any Lease received by Seller from any tenant of the Property or the receipt or delivery from any tenant of any default or termination notice or claim of offset or defense to the payment of rent; or (v) receipt of notice from any tenant that such tenant intends to vacate its leased premises, or (vi) receipt of any notice of any actual or threatened litigation against Seller or affecting or relating to the Property. Seller shall not, without the prior written consent of Buyer in each instance, do the following:

                  (i) enter into or amend or modify any lease or other occupancy agreement for the Property;

                  (ii) enter into any other agreement concerning the Property not cancelable at the Closing;

                  (iii) convey or agree to convey the Property or any portion thereof or any interest or option therein or in Seller to any third party, or cause or permit the Property to become subject to any Non-Permitted Encumbrances;

                  (iv) make any structural alteration to any improvements on the Property, or any alteration to any HVAC, electrical, plumbing, sprinkler or other utility system serving the Property; or

                  (v) apply any of the security deposits, whether to a default of a Tenant or otherwise, without the consent of the Buyer; or

                  (vi) consent to the assignment or subletting by any tenant of all or any portion of its premises (to the extent that Seller as the landlord under the respective Lease has the right to withhold such consent).

If Buyer receives notice from Seller as to any of the above matters during the Due Diligence Period, Buyer may not unreasonably withhold, condition or delay its consent. Buyer's failure to respond to any notice from Seller within six business days after receipt of Seller's notice will be deemed consent from Buyer, provided, however, that in the case of a proposed new lease or lease amendment, Seller shall, concurrent with the submission of the respective document to Buyer, deliver to Buyer Seller's estimate of the total of the leasing commissions, tenant allowances and estimated costs of any landlord work required to be paid or incurred in connection with such new lease or amendment. If Buyer receives of notice from Seller as to any of the above matters after the Due Diligence Period but before the Closing Date, Buyer may in its sole discretion withhold, condition or delay its consent.

         SECTION 12. Conditions To Closing and Post-Closing Matters.

         12.1 Conditions of Buyer's Obligation to Close. (a) The obligations of Buyer to consummate the transactions contemplated by this Agreement are, at the option of Buyer, subject to the conditions set forth below, which conditions may be waived by Buyer without releasing or waiving of its rights hereunder:

                  (i) Title to the Property shall be as specified in Section
4(a)

                  (ii) The representations and warranties of Seller contained herein are true and correct in all material respects (subject, however, to the provisions of Section 10.4 hereof);

                  (iii) Seller shall have tendered to Buyer all of the closing documents which Seller is required to deliver hereunder and otherwise performed all obligations required to be performed under this Agreement; and

                  (iv) The property is in substantially the same physical condition as existed upon the expiration of the Due Diligence Period, reasonable wear and tear excepted; and

         (b) In the event that the conditions contained in this Section 12.1 are not satisfied, except if such failure shall constitute a default by Seller under this Agreement (in which event the provisions of Section 9 shall be applicable), Buyer shall have as its sole remedy hereunder the right to (i) waive such unsatisfied condition whereupon the transactions contemplated by this Agreement shall be consummated as provided in this Agreement, or (ii) terminate this Agreement, by notice to Seller. Upon the giving of such termination notice, this Agreement shall terminate and, except as otherwise set forth herein, neither party to this Agreement shall have any further rights or obligations hereunder.

         SECTION 13. Casualty and Condemnation

         13.1 Casualty. In the event of any fire or other casualty affecting the Property prior to the Closing Date, Seller shall promptly notify Buyer thereof, describing the nature and extent thereof. If such casualty would cost at least $700,000 to repair, or would not be fully covered by Seller's insurance (with no deductible, or with, only such deductible as Seller would agree to reimburse Buyer for), or would give any Major Tenant of the Property the right to terminate its Lease, then Buyer may, at its election, at any time within fifteen
(15) calendar days after receipt of notice of such casualty, terminate this Agreement by notice to Seller and Escrow Agent, whereupon the Deposit shall be refunded to Buyer and, except as provided herein, neither party shall have any further rights against the other hereunder. In the event Buyer does not terminate this Agreement by reason of any such casualty within such fifteen (15) day period, or in the event that Buyer does not have the right to so terminate this Agreement, then and in that event, the sale of the Property shall be consummated as herein provided and Seller shall assign to Buyer on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds payable by reason of such casualty and shall pay over to Buyer all amounts theretofore received by Seller in connection with such casualty and the amount of any deductible, in each case, net of Seller's costs incurred in obtaining such proceeds or restoring the Property; provided however Seller may retain any proceeds of any "loss of rent" insurance maintained by Seller applicable to such casualty for rents lost prior to the Closing Date.

         13.2 Condemnation. In the event of any Taking prior to the Closing Date, Seller shall promptly notify Buyer thereof, describing the nature and extent thereof. Buyer may thereupon, at its election, at any time within fifteen
(15) calendar days after receipt of written notice of such condemnation, terminate this Agreement by notice to Seller and Escrow Agent, whereupon the Deposit shall be refunded to Buyer and, except as provided herein, neither party shall have any further rights against the other hereunder. In the event Buyer does not terminate this Agreement by reason of any such Taking within such fifteen (15) day period, then and in that event, the sale of the Property shall be consummated as herein provided and Seller shall assign to Buyer on the Closing Date all of Seller's right, title and interest in and to all awards payable by reason of such Taking and shall pay over to Buyer all amounts theretofore received by Seller in connection with such Taking, in each case, net of Seller's costs incurred in obtaining such award or restoring the Property.

         SECTION 14. Notices. Except as otherwise expressly provided in Section 5(c), all notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given, if in writing and, unless otherwise specified herein, and (a) upon delivery, if delivered in person or by facsimile transmission with receipt thereof confirmed by printed facsimile acknowledgment,
(b) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

To Seller:

c/o Michael Joseph Development Corporation
2500 Brooktree Road, Suite 300 (courier only)
PO Box 1198 (mail only)
Wexford, PA 15090
Facsimile; (724)934-1004
Telephone: (724) 934-1006
Attn: Dennis J. Vith

With a Copy To:

Donald T. Dulac, Jr., Esq.
Watkins Dulac & Roe, P.C.
Two Gateway Center, 17 East
603 Stanwix Street
Pittsburg, PA 15222
Facsimile: (412) 434-5554
Telephone: (412) 434-5544 Ext 1224

To Buyer:

44 South Bayles Avenue
Port Washington, New York 11050
Attention:      Ms. Brenda Walker
Facsimile:      516-767-6497
Telephone:      516-883-5577

With a Copy To:

Warren S. Sacks, P.C.
707 Westchester Avenue
White Plains, New York 10604
Facsimile:      (914)682-1707
Telephone:      (914)428-8300

         SECTION 15. Miscellaneous. (a) Buyer and Seller each warrant and represent to the other that except for the Broker, no broker, agent or finder was involved in the negotiation and consummation of this transaction. Buyer and Seller each agree to indemnify and hold the other harmless, and defend the other from and against any claim, loss, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees) resulting from a breach of the foregoing representation. If the Closing shall occur, Seller shall, pay any fee or commission due the Broker pursuant to a separate agreement with the Broker. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

         (b) This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (d) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

         (e) Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

         (e) Rule of Construction. Seller and Buyer are business entities having substantial experience with the subject matter of this Agreement and have each fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter,

         (f) Business Days. If the expiration of any period or the occurrence of any date referred to in this Agreement would occur on a day which is other than a business day, then such period shall be deemed to expired and/or such date shall be postponed to the first business day occurring thereafter. The term "business day" shall mean a day of the week other than Saturday, Sunday or legal holidays on which banking institutions or state government offices in the DuBois, PA area are authorized or required to close.

         (g) If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (h) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of facsimile copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement.

         (i) Seller acknowledges that as a REIT, Buyer will be required, after the Closing, to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller agrees to be bound by and to comply with the provisions set forth, in Exhibit J attached hereto and made a part hereof, in order to facilitate such compliance by Buyer. The foregoing covenant of Seller shall survive the Closing.

         (j) Seller and Buyer agree that either party may elect to structure the purchase of the Premises within the meaning of Section 1031 of the Internal Revenue Code by assigning its rights, but not its obligations, hereunder to a qualified intermediary as provided in Income Tax Regulations Section 1.1031(k)-l(g)(4) on or before the Closing Date, and the other party hereby agrees to cooperate therewith, provided that (a) the other party will not be required to incur any costs as a result of such like-kind exchange, (b) the Closing Date shall not be adjourned by reason thereof, (c) the other party will incur no expense, liability or obligation, in connection with said structuring, other than acknowledging and consenting to exchanging party's assignment in connection with such exchange, (d) the other party shall have no obligation to take title to any real property in connection with such exchange, and (e) the other party shall make no representation or warranty in connection with, and shall have no responsibility for, compliance by such exchange with the Internal Revenue Code or any regulations thereunder.

         SECTION 16. Earnout.

         (a) Buyer acknowledges that Seller and Affiliates of Seller have commenced the process of negotiating to lease space at the Property to Hancock Fabrics and Goody's (the "New Tenants"). Attached hereto as Exhibit K is a chart showing the estimated size of premises which would be leased by each of such tenants and the projected per square foot and aggregate first year fixed annual rentals for each New Tenant (the "Chart"). In the event that:

         (i) the Buyer (or an Affiliate of Buyer) shall acquire title to the Property pursuant to this Agreement; and

         (ii) Seller shall, no later than ninety (90) days after the date of Closing, cause to be delivered to Buyer a letter of intent to lease space at the Property executed by one of the New Tenants for space of at least the size indicated on the Chart and at a fixed annual rental rate of at least the rate indicated on the Chart for the respective New Tenant; and

         (iii) Buyer (or an Affiliate of Buyer) and one or more of the New Tenants shall fully execute and unconditionally delivered a lease of retail space at the Property (the "New Lease") on or before two hundred and forty (240) days after the date of Closing (except as otherwise provided in subsection (d) herein) for premises of a size and first year fixed annual rental rate for the respective New Tenant as indicated on the Chart; and

         (iv) the New Tenant shall, on or before one (1) year after the date of Closing, open for business in its new premises and commence the payment of fixed annual rent (except as otherwise provided in subsection (d) herein);

then Seller shall be deemed to have earned a fee on account thereof in the sum of One Hundred Thousand ($100,000.00) Dollars (the "Earn-Out Fee"). The Earnout Fee shall be payable in full by Buyer upon satisfaction of the foregoing conditions.

         (b) Buyer or its affiliated entity purchasing the Property shall have the unqualified right, in its sole and absolute discretion, to refuse to enter into any lease with any New Tenant for any reason whatsoever without incurring any obligation to Seller for the payment of the Earnout Fee or any other consideration with respect to such New Tenant. Except as otherwise provided in subsection (d) herein, if for any reason whatsoever the conditions set forth in subsection (a) are not fulfilled within the time periods set forth in subsection
(a), no Earn-Out Fee or other compensation shall be payable to Seller or any of its Affiliates with respect to the leasing of the Property, and Seller hereby acknowledges that in such instance it shall have no right to file a lien, against the Property or any interest of Buyer (or any Affiliate thereof) therein.

         (c) Buyer's agreement to pay the Earnout Fee is based on the assumption that Buyer shall not be obligated to pay any commission or other fee to a broker, finder or other person in connection with any lease executed with any of the New Tenants. Seller shall hold harmless, indemnify and defend Buyer (and all Affiliates thereof) from and against any and all claims, demands, actions, causes of action, suits, judgments, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with demands for commissions or fees with respect to the leasing of retail space at the Property to any of the New Tenants, except with respect to any broker retained by Buyer. If Buyer is required to pay a commission to any broker or finder in connection with a lease with any New Tenant (other than to a broker retained by Buyer), then Buyer shall have the right to reduce the amount of the Earnout Fee by the amount of any such commission which Buyer is required to pay.

         (d) It is the intent of the parties that Buyer not be able to avoid paying the Earnout Fee on account of a lease with a New Tenant by waiting to satisfy the conditions under subsection (a) until after the required dates for satisfaction of such conditions have passed. Accordingly, if Seller shall have satisfied the condition set forth in subsection (a)(ii), and Buyer shall be negotiating a lease with a New Tenant during the two hundred and forty (240) day period referred to in subsection (a)(iii), and such lease shall not be fully and unconditionally executed and delivered within such period but shall thereafter be fully and unconditionally executed and delivered within one year of the date of Closing, then the Earnout Fee shall nevertheless be deemed Earned, provided that the New Tenant shall open its premises for business and commence the payment of fixed rent no later than eighteen (18) months (notwithstanding the provisions of subsection (a)(iv) hereof) after the date of Closing.

                                                     [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 SELLER:

                                 DuBois Realty Partners, L.P.,
                                 a Pennsylvania limited partnership

                                 By: Michael Joseph Acquisition Corporation
                                     a Pennsylvania corporation, general partner

                                 By: /s/ Guy J. DiRienzo
                                     -------------------------------------------
                                     Guy J. DiRienzo, Vice President

                                 BUYER:

                                 Cedar Shopping Centers Partnership, L.P.
                                 a Delaware limited partnership

                                 By: Cedar Shopping Centers, Inc.
                                     a Maryland corporation, general partner

                                 By: /s/ Leo S. Ullman
                                     -------------------------------------------
                                     Name: Leo S. Ullman
                                     Title: Pres.

Escrow Agent hereby executes this Agreement to acknowledge receipt of the Initial Deposit and to confirm its agreement to hold and disburse the Deposit in accordance with the terms and conditions of the foregoing Agreement

Lawyers Title Insurance Corporation

By:
-----------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 SELLER:

                                 DuBois Realty Partners, L.P.,
                                 a Pennsylvania limited partnership

                                 By: Michael Joseph Acquisition Corporation
                                     a Pennsylvania corporation, general partner

                                 By: /s/ Guy J. DiRienzo
                                     -------------------------------------------
                                     Guy J. DiRienzo, Vice President

                                 BUYER:

                                 Cedar Shopping Centers Partnership, L.P.
                                 a Delaware limited partnership

                                 By: Cedar Shopping Centers, Inc.
                                     a Maryland corporation, general partner

                                 By: /s/ Leo S. Ullman
                                     -------------------------------------------
                                     Name: Leo S. Ullman
                                     Title: Pres.

Escrow Agent hereby executes this Agreement to acknowledge receipt of the Initial Deposit and to confirm its agreement to hold and disburse the Deposit in accordance with the terms and conditions of the foregoing Agreement



Lawyers Title Insurance Corporation



By: /s/ Stephen Emery, Jr
-----------------------------------
Stephen Emery, Jr
VICE PRESIDENT

                                    EXHIBIT A
                         (Legal Description of the Land)

                                    Exhibit A

                          DUBOIS REALTY PARTNERS, L.P.

                                  "THE COMMONS"

                    SHOPPING CENTER PARCEL (EXCLUDING LOWE'S)
                    -----------------------------------------

         ALL that certain piece, parcel or lot of land situate in the Township of Sandy, Clearfield County, Pennsylvania, and being bounded and described as follows, to wit:

         BEGINNING at a 3/4" rebar at the southwest corner of a parcel of land conveyed by Nedza Real Estate Development Corporation to DuBois Realty Partners, L.P. on the northern line of a 16 foot unopened alley as shown on the Harriet Bogle Plan of Lots and surveyed by George Kirk, C.E. in 1916; said rebar being North 74(degree) 15' 46" West, 694.45 feet from a 3/4" rebar set at the intersection of the right-of-way of said unopened alley and Shaffer Road:

         Thence by the northern line of the 16 foot unopened alley North 74(degree)15' 46" West, 1021.21 feet to a 3/4" rebar set at the southeast corner of land now or formerly of Ida Mae Lockhart and Alberta G. Larson;

         Thence by the line of lands now or formerly of Lockhart and Larson the following courses and distances:

              North 15(degree) 44' 14" East, 150.00 feet to a 1" rebar;
              North 74(degree) 15' 29" West, 200.00 feet to a 1" rebar;
              South 15(degree) 44' 14" West, 150.00 feet to a 3/4" rebar set on the northern line of the unopened, 16 foot alley;

         Thence by the northern line of the 16 foot unopened alley North 74(degree) 15' 46" West, 124.17 feet to a 3/4" rebar set at the southwest corner of this parcel;

         Thence by a line through lands of the Nedza Real Estate Development Corporation, North 16(degree) 05' 56" East, 758.96 feet to a 3/4" iron pin;

         Thence continuing by a line through land of the Nedza Real Estate Development Corporation and Catherine Nedza North 74(degree) 21' 30" East, 1365.50 feet to a 3/4" rebar at the northeast corner of this parcel and at the northwest corner of a parcel conveyed by the Nedza Real Estate Development Corporation to DuBois Realty Partners, L.P., as straw party;

         Thence by the easterly line of this parcel and the western line of the parcel of land conveyed by the Nedza Real Estate Development Corporation to DuBois Realty Partners, L.P., as straw party, the following courses and distances:

              South 16(degree) 04' 09" West, 406.81 feet to a point;
              South 54(degree) 25' 38" West, 33.03 feet to a point;
              South 16(degree) 04' 09" West, 328.66 feet to a 3/4" rebar set on the northern line of the 16 foot unopened alley and the place of beginning.

         Said parcel of land containing 22.94 acres of land,

         BEING all or a portion of the land conveyed by Nedza Real Estate Development Corporation to DuBois Realty Partners, L.P. by Deed dated October 28, 1999, recorded in the Clearfield County Recorder's Office as Instrument No. 199918025.

         TOGETHER WITH the free and common use, right, liberty and privilege of a perpetual easement for ingress and egress over lands of DuBois Realty Partners, L.P., Nedza Real Estate Development Corporation and Developac, Inc. pursuant to and as set forth and more particularly described in (a) that certain Industrial Drive Easement among DuBois Realty Partners, L.P., Nedza Real Estate Development Corporation and Developac, Inc. dated of even date herewith and recorded in the office of the Recorder of Deeds of Clearfield County as Instrument No. 199918027, and (b) that certain Agreement dated March 27, 1992 between, David C. DuBois and Nedza Real Estate Corporation recorded in the office of the Recorder of Deeds of Clearfield County in Volume 1451, Page 426, as modified by that certain Modification of Easement date of even date herewith and recorded in the office of the Recorder of Deeds of Clearfield County as Instrument No. 199918024.

                                   OUTPARCELS
                                   ----------

Parcel B
--------

         All that certain parcel of land situated in Sandy Township, Clearfield County, Pennsylvania, identified as Parcel "B" in the Partition of Land for DuBois Realty Partners, L.P. dated October 17, 2001, recorded on January 2, 2002, as Instrument No. 200200007 in the Office of the Register and Recorder for Clearfield County, Pennsylvania (the "Partition of Land"), and more particularly described as follows:

         Beginning at a 3/4" rebar set on the southern right of way line of First Avenue and the eastern right of way line of Commons Drive (formerly known as Second Street);

         Thence by the southern right of way line of First Avenue S 74(degree) 15' 29" E, 300.00 feet (shown on the Partition of Land as S 77(degree) 49' 25" E, 300.13 feet) to a 3/4" rebar;

         Thence S 15(degree) 44' 31" W, 150.00 feet (shown on the Partition of Land as S 12(degree) 10' 35" W; 150.00 feet) to a 3/4" rebar on the northern line of a 12 foot unopened alley and on the southern line of the Harriet Bogle Plan of Lots as surveyed by George C. Kirk, C.E. in 1916;

         Thence by the northern line of the 12 foot unopened alley N 74(degree) 15' 29" W, 300.00 feet (shown on the Partition of Land as S 77(degree) 49' 25" E, 302.88 feet) to a 3/4" rebar;

         Thence by the eastern right of way line of Commons Drive N 15(degree) 44' 31" E, 150.00 feet (shown on the Partition of Land as being along the curve of an arc having a radius of 275 feet through an arc distance of 37.24 feet to a point, thence N 12(degree) 15' 54" E, 112.85 feet) to the place of beginning.

         Being a portion of the properties conveyed to DuBois Realty Partners, L.P by the following Deeds:

         1. Deed dated August 6, 1999, from Robert Fairman and wife, recorded as Instrument No. 199914179 in Deed Book Volume _________ , page ______ .

         2. Deed dated May 3, 1999, from Shirley A. Harris, recorded as Instrument No. 199914180 in Deed Book Volume _________ , page __________.

PARCEL C
--------

         All that certain parcel of land situated in Sandy Township. Clearfield County, Pennsylvania, identified as Parcel "C in the Partition of Land for DuBois Realty Partners, L.P. dated October 17, 2001, recorded on January 2, 2002, as Instrument No. 200200007 in the Office of the Register and Recorder for Clearfield County, Pennsylvania, and more particularly described as follows:

         Beginning at a 3/4" rebar set on the southern right of way line of First Avenue and the eastern line of a 16 foot unopened alley (situated between Lots 26 and 27) of the Harriet Bogle Plan of Lots as surveyed by George C. Kirk, C.E. in 1916;

         Thence by the southern right-of-way line of First Avenue S 74(degree) 15' 29" E (shown on the Partition of Land as S 77(degree) 49' 25" E), 100.00 feet to a 3/4" rebar;

          Thence S 15(degree) 44' 31" W (shown on the Partition of Land as S 12(degree) 10' 35" E), 150.00 feet to a 3/4" rebar set on the northern line of a 12 foot unopened alley and on the southern line of the Harriet Bogle Plan of Lots as surveyed by George C. Kirk, C.E. in 1916;

         Thence along the northern line of said alley N 74(degree) 15' 29" W (shown on the Partition of Land as N 77(degree) 49' 25" W), 100.00 feet to a 3/4" rebar set on the eastern line of the 16 foot unopened alley of the Harriet Bogle Plan of Lots as surveyed by George C. Kirk, C.E. in 1916;

         Thence along the eastern right of way of said 16' unopened alley N 15(degree) 44' 31" E (shown on the Partition of Land as N 12(degree) 10' 35" E), 150,00 feet to the place of beginning.

         Being a portion of the property conveyed to DuBois Realty Partners, L.P by Deed dated May 3, 1999, from Shirley A. Harris, recorded as Instrument No. 199914180 in Deed Book Volume __________ , page __________ .

Residual Lots
-------------

         Lot 1
         -----

         All that certain parcel of land situated in Sandy Township, Clearfield County, Pennsylvania, more particularly described as follows:

         Beginning at a railroad spike at the intersection of the northern right of way line of State Route 255 and southeast corner of lands now or formerly owned by Nancy Jean Geist;

         Thence by the eastern line of lands now or formerly owned by Nancy Jean Geist N 19(degree) 00' 39" E (shown on the Partition of Land as N 77(degree) 49' 25" W), 250.38 feet to a 3/4" rebar on the southern line of a 12 foot unopened alley and on the southern line of the Harriet Bogle Plan of Lots as surveyed by George C. Kirk, C.E. in 1916;

         Thence by the southern line of the 12 foot unopened alley S 74(degree) 21' 01" E (shown on the Partition of Land as S 77(degree) 49' 25" E), 68.02 feet to the intersection of the southern line of the 12 foot unopened alley and the western right of way line for Commons Drive;

         Thence along the western right of way line for Commons Drive various courses and distances (as shown on the Partition of Land) to the place of beginning.

         Being a portion of the property conveyed to DuBois Realty Partners, L.P. by Deed dated August 16, 1999, from Richard L, Flanders and wife, recorded as Instrument No. 199914222 in Deed Book Volume ________, page __________.

         Lot 2
         -----

         All that certain parcel of land situated in Sandy Township. Clearfield County, Pennsylvania, more particularly described as follows:

         Beginning at a 3/4" rebar set on the southern right of way line of First Avenue and the western right of way line of Commons Drive;

         Thence by the western right of way line of Commons Drive S 15(degree) 44' 31" W, 150.00 feet to a 3/4" rebar (shown on the Partition of Land as S 12(degree) 15' 54" W, 112.77 feet to a point, then by an arcv bearing to the right having a radius of 225 feet, an arcv distance of 37.41 feet to a point) on the northern line of a 12 foot unopened alley and on the southern line of the Harriet Bogle Plan of Lots as surveyed by George C. Kirk, C.E. in 1916;

         Thence by the northern line of the 12 foot unopened alley N 74(degree) 15' 29" W, 100.00 feet (shown on the Partition of Land as N 77(degree) 49' 25" W, 96.67 feet) to a 3/4" rebar set at the southeast corner of a parcel of land now or formerly in the name of Nancy Jean Geist;

         Thence along lands now or formerly in the name of Nancy Jean Geist N 15(degree) 44' 31" E (shown on the Partition of Land as N 12(degree) 10' 35" E),
150.00 feet to a 3/4" rebar on the southerly right of way line of First Avenue;

         Thence by the southern right of way line of First Avenue S 74(degree) 15" 29" E (shown on the Partition of Land as S 77(degree) 49' 25" E), 100.00 feet to the place of beginning.

         Being a portion of the property conveyed to DuBois Realty Partners, L.P. by Deed dated August 6, 1999, from Robert A. Fairman and wife, recorded as Instrument No. 199914179 in Deed Book Volume ___________, Page ___________.

         EXCEPTING AND RESERVING from Residual Lots 1 and 2 all that piece and parcel of land located in Sandy Township, Clearfield County, Pennsylvania dedicated to the Township of Sandy by Deed of Dedication dated October 21, 1999, from DuBois Realty Partners, L.P. to Sandy Township, recorded in the Office of the Recorder of Deeds of Clearfield County as Instrument #199917606.

                                    EXHIBIT B
                                    ---------

                                ESCROW PROVISIONS

         (a) The Deposit shall be held by Escrow Agent, and disbursed by Escrow Agent in the following manner:

                  (i) to Seller upon consummation of the Closing; or

                  (ii) to Seller upon receipt of written demand therefor, stating that either (x) this Agreement has been terminated pursuant to a provision herein which states that Seller is entitled to the Deposit upon termination, and certifying the basis for such termination or (y) Buyer has defaulted in the performance of Buyer's obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until at least five (5) days business days after it has sent a copy of such demand to Buyer, in accordance with the notice procedure set forth in the Agreement nor thereafter if Escrow Agent shall have received written notice of objection from Buyer in accordance with the provisions of paragraph (b) of this Exhibit B; or

                  (iii) to Buyer upon receipt of written demand therefor, stating that either (x) this Agreement has been terminated pursuant to a provision hereof which states that Buyer is entitled to the Deposit upon termination, and certifying the basis for such termination, or (y) Seller has defaulted in performance of Seller's obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until at least the greater of five (5) business days after it has sent a copy of such demand to Seller in accordance with the notice procedure set forth in the Agreement, nor thereafter if Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of paragraph (b) of this Exhibit B.

         (b) Upon receipt of written demand for the Deposit by Buyer or Seller pursuant to clause (ii) or (iii) of paragraph (a) above, Escrow Agent shall promptly send a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by sending written notice of such objection to Escrow Agent within five (5) business days after Escrow Agent delivers a copy of the written demand to the objecting party but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the party who made the written demand.

         (c) In the event of any dispute between the parties regarding the Deposit, Escrow Agent, at its option, may disregard all instructions received and either (i) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of this fact in writing by both Seller and Buyer, or Escrow Agent is otherwise instructed by a final unappealable judgment of a court of competent jurisdiction, or (ii) deposit the Deposit with a court of competent jurisdiction (whereupon Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit).

         (d) Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that any modification of this Agreement shall be signed by Escrow Agent, Buyer and Seller.

         (e) Seller and Buyer shall jointly and severally hold Escrow Agent harmless against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding. Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken, or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         (f) Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that (i) prior to such resignation a substitute escrow agent is approved in writing by Seller and Buyer, which approval shall not be unreasonably withheld or delayed, or (ii) Escrow Agent shall deposit the Deposit with a court of competent jurisdiction. After such resignation, Escrow Agent shall have no further duties or liability hereunder.

         (g) Buyer and Seller, together, shall have the right to terminate the appointment of Escrow Agent hereunder by giving to it notice of such termination, specifying the date upon which such termination shall take effect and designating a replacement Escrow Agent, who shall sign a counterpart of this Agreement. Upon demand of such successor Escrow Agent, the Deposit shall be turned over and delivered to such successor Escrow Agent, who shall thereupon be bound by all of the provisions hereof.

         (h) Seller and Buyer shall share equally the responsibility for reimbursement to Escrow Agent of all out-of-pocket expenses, disbursements and advances (including reasonable attorneys' fees) incurred or made by Escrow Agent in connection with the carrying out of its duties hereunder. Escrow Agent agrees that it shall not charge any such fees, expenses, disbursements or advances if the Deposit is released from escrow hereunder without a dispute between Seller and Buyer with respect thereto.

         (i) Escrow Agent's agreements and obligations hereunder shall terminate and Escrow Agent shall be discharged from further duties and obligations hereunder upon final payment of the Deposit in accordance with the terms of this Agreement.

                                    EXHIBIT C
                                    ---------
                   (Additional Permitted Exceptions to Title)

1.       All Leases shown on Exhibit F below.

2. All those items shown on Schedule B, Section 2 to Commitment No. 186221t (Revised) issued by Lawyers Title Insurance Corporation, a copy of which is attached to this Exhibit C.

3. All matters shown on [initial subdivision of Nedza property] recorded in the Office of the Recorder for Clearfield County, Pennsylvania.

4. All matters shown on the Partition of Land for Seller drawn by Alexander & Associates, Inc., recorded as Instrument No, 200200007 in the Office of the Recorder for Clearfield County, Pennsylvania.

5. Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions dated December 16, 1999, as amended by Amendment No.l dated March 21, 2001, and Amendment No.2 dated October_______ , 2001, all of which are recorded in the Office of the Recorder for Clearfield County, Pennsylvania.

6. All matters shown on Survey 3 dated December 17, 1998, of Lee-Simpson Associates, Inc. (File No. 39850021).

7. Development Agreement dated October 22, 1999, between the Township of Sandy and Michael Joseph Development Corporation (as predecessor-in-interest to Seller), as amended by First Addendum and Second Addendum, regarding possible, future improvements to Shaffer Road (which is adjacent to the portion of the Shopping Center owned by Lowe's Home Centers, Inc.).

--------------------------------------------------------------------------------
                                  Lawyers Title
                              Insurance Corporation
                              A LANDAMERICA COMPANY
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA
                         COMMITMENT FOR TITLE INSURANCE
--------------------------------------------------------------------------------

                             SCHEDULE B - SECTION 2

                                   Exceptions

Any policy issued will have the following exceptions unless removed to the satisfaction of the Company:

1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this commitment.

 2. Easements or servitudes which are unrecorded or are apparent from an inspection of the premises and any variation, in location or dimensions, conflict with lines of adjoining property, encroachments, projections or other matters which might be disclosed by an accurate survey of the premises.

         NOTE : Upon payment of the applicable premium, this exception will be deleted by policy endorsement subject to the matters disclosed thereby.

3. All rights or claims of parties in possession of any portion of the land.

4. Any reservations, restrictions, limitations, conditions or agreements set forth in the instrument by which title is vested in the Insured.

5.       Any taxes for the current year which may be hereafter assessed.

6.       All coal and mining rights and all rights relating thereto.

         THIS DOCUMENT DOES NOT INCLUDE OR INSURE THE TITLE TO THE COAL AND THE RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.

7. The following oil and gas leases and any pipelines in connection therewith:

         a) From George Nedza, et ux, to Consolidated Gas Supply Corporation dated July 1,

(continued)

--------------------------------------------------------------------------------
                                  This commitment is invalid unless the Insuring
                                   Provisions and Schedules A and B are attached

REVISED
Case Number: 186221t

--------------------------------------------------------------------------------
                                  Lawyers Title
                              Insurance Corporation
                              A LANDAMERICA COMPANY
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                         COMMITMENT FOR TITLE INSURANCE
--------------------------------------------------------------------------------
                       SCHEDULE B - SECTION 2 (continued)

         1970 and, recorded August 5, 1970 in Deed Book Volume 154, Page 355.

         b) From George Nedza and Catherine Nedza, his wife, to New York State Natural Gas Corporation dated March 9, 1911 and recorded April 20, 1961 in Deed Book Volume 125, Page 405.

         c) From George S. Nedza and Catherine Nedza, his wife, to New York State Natural Gas Corporation dated June 27, 1927 and recorded July 24, 1957 in Deed Book Volume 107, Page 24.

8. Thirty (30) day right of removal of house of Catherine Nedza from date of closing.

9. Agreement between David C. DuBois and Nedza Real Estate Development Corporation dated March 27, 1992 and recorded April 2, 1992 in Deed Book Volume 1451, Page 426.

10. All roads, public or private, in any manner affecting the premises, as shown on the survey.

11. Pending disbursement of the full amount of the loan secured by the insured mortgage, Policy insures only to the extent of the amount actually disbursed, but increases as each obligatory disbursement is made up to the face amount of the Policy. However, by acceptance of this Policy, the Insured agrees to notify the Company at once of any defect in or objection to the title of which the Insured may receive actual notice.

         Liability of the Company for loss of priority of the lien of the insured mortgage over any statutory lien for labor or material shall extend only to that portion of the proceeds of the loan disbursed pursuant to a legal obligation to disburse and in accordance with the provisions of the construction loan agreement between the mortgagor and the Insured.

12. Pending such time as the improvements contemplated upon insured premises shall be commenced, liability under this Policy is limited to the purchase price paid for the land, but as and when the erection of such improvements shall be commenced, liability hereunder shall increase as the improvements progress, in the amount of the cost thereof, up to the face amount of the Policy.

(continued)
--------------------------------------------------------------------------------
Case Number: 186221t                                                     REVISED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Lawyers Title
                              Insurance Corporation
                              A LANDAMERICA COMPANY
                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                         COMMITMENT FOR TITLE INSURANCE
--------------------------------------------------------------------------------
                       SCHEDULE B - SECTION 2 (continued)

13.      The following rights of ways:

         a) From George S. Nedza and Catherine Nedza to Bell Telephone Company of Pennsylvania dated May 19, 1972 and recorded July 11, 1972 in Deed Book Volume 170, Page O88; as shown on the survey.

         b) From George S. Nedza and Catherine Nedza, his wife to United Natural Gas Company dated July 25, 1972 and recorded October 24, 1972 in Deed Book Volume 175, Page 20; as shown on the survey.

14. The following matters shown on the survey of Lee-Simpson Associates, Inc. dated December 17, 1998:

         a) sewer line extending through premises;

         b) building set back lines;

         c) cable, electric and telephone lines extending through premises.



               THIS PAGE CONSTITUTES THE LAST PAGE OF SCHEDULE B.



--------------------------------------------------------------------------------
Case Number: 186221t                                                     REVISED
--------------------------------------------------------------------------------

                                    EXHIBIT D
                                    ---------

           (Assignment and Assumption of Leases and Security Deposits)

                     ASSIGNMENT AND ASSUMPTION OF LEASES AND
                                SECURITY DEPOSITS

         This Assignment and Assumption Agreement is made this ______ day of _____________, 2004, between ____________________, a Pennsylvania ___________
having an address at __________________, Pennsylvania __________ (the "Assignor") and CEDAR _________ , LLC, a Delaware limited liability company, having an address at 44 South Bayles Avenue, Port Washington, New York 11050 (the "Assignee").

                                   BACKGROUND

         Assignor and Assignee entered into a certain Agreement of Purchase and Sale dated ______________ , 2003 (the "Agreement of Sale"), in which Assignor agreed to sell and Assignee agreed to purchase certain real estate and other real and personal property more fully described therein, which real estate is described on Exhibit "A" attached hereto and made a part hereof (the "Property"). Pursuant to the Agreement of Sale, under which closing is taking place on the date hereof, Assignor desires to transfer and assign to Assignee all of Assignor's right, title, interest and privileges in and to (a) all existing leases for portions of the Property (the "Leases"), (b) the security deposits, guarantees and other security for the performance of the tenants' obligations under the respective Leases being held by Assignor with respect to the Leases (the "Security"), and Assignee desires to accept such assignment and assume Assignor's obligations under the Leases arising from and after the date hereof including, without limitation, those in respect of the Security. Any capitalized terms used in this instrument that are defined in the Agreement of Sale shall have the meanings given such terms in the Agreement of Sale.

         NOW, THEREFORE, intending to be legally bound hereby, Assignor and Assignee agree as follows:

         1. Assignor hereby absolutely and irrevocably transfers and assigns to Assignee all of Assignor's right, title, interest, claims and privileges, as landlord, in and to the Leases and the Security, all of which are listed on Exhibit "B" and Exhibit B-l, respectively, attached hereto and made a part hereof. Assignor represents and warrants to Assignee that Exhibit B is a true, complete and correct list of the Leases which affect the Property, including all amendments, modifications, letter agreements, assignments and guaranties thereof or relating thereto. Assignor represents and warrants to Assignee that there are no agreements (written or oral) affecting the Property or any portion thereof in the nature of leases (including ground leases), concessions, licenses or occupancy agreements, or any amendments, modifications side letters or guaranties thereof, other than the Leases listed on Exhibit B, true and complete copies of which have been delivered to Assignee. Assignor represents and warrants to Assignee that Exhibit B-1 contains a complete list of all security deposits and letters of credit (if any) posted with Assignor as security, affecting the Property. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all losses, liabilities or damages, including reasonable attorneys fees and litigation expenses, arising as a result of claims asserted against Assignee under the Leases (or otherwise) for events occurring prior to the date hereof (including, without limitation, claims for the return of any Security not listed on Exhibit "B-1").

         2. Assignee hereby assumes and agrees to perform all of the Assignor's obligations, as landlord, arising or to be performed under the Leases from and after the date of this Assignment. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any and all loss, liability or damages, including without limitation reasonable attorneys fees and costs of suit, arising as a result of claims asserted against Assignor under the Leases for events occurring on or after the date hereof (including without limitation claims for the return of any Security listed on Exhibit "B-l").

         3. The rights and obligations of the parties hereto shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and assigns.

         4. This Agreement, its construction, validity and effect, and its interpretation, performance and enforcement, and the remedies therefor, shall be governed, and construed by and according to the laws of the Commonwealth of Pennsylvania.

         5. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one entire original Assignment.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the day and year first above written.

                                 ASSIGNOR:

                                     ------------------------------------------
                                 a Pennsylvania limited partnership


                                 By:
                                     ------------------------------------------
                                 a Pennsylvania corporation,
                                 its general partner



                                 By:
                                     ------------------------------------------
                                 Name:
                                 Title:

                                 ASSIGNEE:

                                 CEDAR ____________________, LLC
                                 a Delaware limited liability company

                                 By: Cedar Shopping Centers Partnership, L.P.,
                                     a Delaware limited partnership,
                                     its sole member

                                 By: Cedar Shopping Centers, Inc.,
                                     a Maryland corporation,
                                     its general partner

                                 By :
                                     ------------------------------------------
                                 Name:  Brenda J. Walker
                                 Title: Vice President

                                    EXHIBIT B
                                 (Tenant Leases)

                                   EXHIBIT B-l
                               (Security Deposits)

TENANT   SECURITY DEPOSITS

                                    EXHIBIT E
                                    ---------
                             (Estoppel Certificate)

         TO: Cedar Shopping Centers Partnership, L.P. (or it designated nominee acquiring title to the Shopping Center), its mortgage lender, and their successors and/or assigns

         The undersigned ("Tenant"), under that certain lease, dated ___________ (the "Lease"), with _________ ("Landlord"), for certain premises (the "Premises") located at The Commons Shopping Center in Dubois, Pennsylvania (the "Shopping Center"), hereby ratifies the Lease and certifies that:

         1. The Lease has not been modified, changed or amended, except by the documents listed in Schedule A attached hereto. The Lease is in full force and effect.

         2. Tenant has accepted possession of and is now occupying the Premises.

         3. The current term of the Lease commenced on ___________________ and expires on ___________. Tenant has ____________ (___), remaining renewal options of ____ years each.

         4. The present base or minimum monthly rental under the Lease is $__________________. Monthly rent commenced on ___________, _____. Monthly rental has been paid through _________ , 20__. There has been no prepayment of rent other than as provided by the Lease.

         6. Tenant is currently making contributions toward common area maintenance expenses, real estate taxes and insurance in the sum of $ _______ per month. Payments have been made through _________ , 20______.

         7. The amount of the security deposit paid under the terms of the Lease and not returned to Tenant is $ __________ .

         8. There are no defaults under the Lease by Landlord, nor to the best of the undersigned's knowledge has any event occurred which, with passage of time or the giving of notice or both, would constitute a default by Landlord under the Lease, except as set forth in Schedule A.

         9. All work to be performed by Landlord under the Lease has been completed in accordance with the terms of the Lease and has been accepted by the undersigned; Tenant has received all construction allowances, rent concessions and other "free rent" which Tenant is entitled to receive under the Lease, except as set forth in Schedule A.

         10. To Tenant's knowledge there are no current default-related credits, offsets or deductions to which it is entitled under the Lease.

         11. Tenant has not previously assigned the Lease or sublet all or any portion of the Premises. Tenant is currently in possession of the Premises, Tenant has not filed, nor has there been filed against Tenant any bankruptcy or insolvency proceeding.

         12. Tenant has no right or option to purchase any portion of the Shopping Center.

         This certification is binding upon the undersigned and may be relied upon by you and any successor in interest to you or any mortgage lender of the Shopping Center.

         The undersigned individual hereby certified that he is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

         IN WITNESS WHEREOF, Tenant has executed and delivered this Estoppel Certificate effective_______________________, 2003.

                                 -----------------------------------------------

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT F
                                    ---------
                                (List of Leases)
     [including all amendments, modifications, side letters and guarantees]

                                    EXHIBIT G
                                    ---------
                                   (Rent Roll)

                                    Exhibit G
                                    Rent Roll

                                   THE COMMONS

                              DUBOIS, PENNSYLVANIA
                                 Dated 12/23/03

Executed Leases:
   Shop' n  Save          Signed      ????      ????      ????      ????      ????      ????      ????
   Elder-Beerman          Signed      ????      ????      ????      ????      ????      ????      ????
   Pier 1 Imports         Signed      ????      ????      ????      ????      ????      ????      ????
   Shoe Sensation         Signed      ????      ????      ????      ????      ????      ????      ????
   Fashion Bug            Signed      ????      ????      ????      ????      ????      ????      ????
   Blockbuster Video      Signed      ????      ????      ????      ????      ????      ????      ????
   Radio Shack            Signed      ????      ????      ????      ????      ????      ????      ????
   Wise Eyes Optical      Signed      ????      ????      ????      ????      ????      ????      ????
   o Classic Subs         Signed      ????      ????      ????      ????      ????      ????      ????
   Sally Beauty Supply    Signed      ????      ????      ????      ????      ????      ????      ????
   Rem A o                Signed      ????      ????      ????      ????      ????      ????      ????
   The Wintry at Wilcox   Signed      ????      ????      ????      ????      ????      ????      ????
   Holiday Hair           Signed      ????      ????      ????      ????      ????      ????      ????
   Gourmet Buffet         Signed      ????      ????      ????      ????      ????      ????      ????
   Dollar Tree            Signed      ????      ????      ????      ????      ????      ????      ????
   CardSmart              Signed      ????      ????      ????      ????      ????      ????      ????
   Meille Laundrymat      Signed      ????      ????      ????      ????      ????      ????      ????
   Black Forest Furniture Signed      ????      ????      ????      ????      ????      ????      ????
   Check 'N Go            Signed      ????      ????      ????      ????      ????      ????      ????
   o Emporium             Signed      ????      ????      ????      ????      ????      ????      ????
Executed Sub Total                    ????      ????      ????      ????      ????      ????      ????

To Be Leased
   Space 324                          ????                ????      ????          Projected
   Space 320                          ????                ????      ????          Projected
   Space 310                          ????                ????      ????          Projected
   Space 280                          ????                ????      ????          Projected
To Be Leased Subtotal                 ????                ????      ????
Total Project                         ????                ????      ????

                                    EXHIBIT I
                                    ---------
                               (Service Contracts)

                                    EXHIBIT I

                            The Commons - Dubois, PA

                                SERVICE CONTRACTS

1. Property Management contract with Michael Joseph Development Corporation dated December l6, 1999

2. Oral contract with Western Pennsylvania Service Company for the performance of routine maintenance (i.e. landscaping, sidewalk snow removal, trash pickup, lot light repairs, etc.)

3. Oral contract with Robert Cole to sweep the parking lot (excluding the Lowe's parcel)

4. Oral contract with Robert Cole to perform the snow removal for the parking lot (excluding Lowe's parcel)

5. Sprinkler monitoring contract with Premier Security to monitor the sprinkler system for the shopping center (excluding Elder-Beerman and Shop `N Save buildings)

                                    EXHIBIT J
                                    ---------

                           8-K and Audit Requirements

         For the period of time commencing on the execution of the attached Agreement of Purchase and Sale and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonable necessary, in the opinion of Cedar Shopping Centers, Inc. ("Cedar") outside, third party accountants (the "Accountants"), to enable Cedar and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"); (b) any other rule issued by the Commission and applicable to Cedar; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Cedar; provided however, that in any such event(s), Buyer shall reimburse Seller for those third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller acknowledges and agrees that the following is a representative description of the information and documentation that Cedar and the Accountants may require in order to comply with (a), (b), and
(c) above. Seller shall provide the following information, and documentation on a per-building basis, if available (capitalized terms not defined herein, shall have the meanings as ascribed to such terms in the attached Agreement of Sale):

1. Rent rolls for the calendar month in which the closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the closing occurs;

2. Seller's written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

3.       Seller's internally-prepared operating statements;

4.       Access to Lease files;

5.       Most currently available real estate tax bills;

6. Access to Seller's cash receipt journal(s) and bank statements for the Property;

7. Seller's general ledger with respect to the Property, excluding Seller's proprietary accounts;

8. Seller's schedule of expense reimbursements required under the Leases in effect on the Closing Date;

9. Schedule of those items of repairs and maintenance performed by, or at the direction of the Seller, during Seller's final fiscal year in which Seller owns and operates the Property (the "Final Fiscal Year");

10. Schedule of those capital improvements and fixed assets additions made by, or at the direction of, Seller during the Final Fiscal Year;

11. Access to Seller's invoices with respect to expenditures made during the Final Fiscal Year; and

12. Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

         Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession.

         The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

         Upon Buyer's request, for a period of (2) years after Closing, Seller shall make Seller's books, records, existing supporting invoices and other existing substantiating documentation available to Buyer for inspection, copying, and audit by Buyer's designated accountants, at the expense of Buyer. This obligation shall survive the Closing for a period of two (2) years and shall not be merged with any instrument of conveyance delivered at Closing.

                                    EXHIBIT K
                            New Tenant's Lease Terms

                                   The Commons
                                   Dubois, PA

                                                                    Lease               Lease
                                                   Lease            Year 1             Year 1
New Tenants                        SF              Term             Rent/SF             Rent
-----------                      ------           ------            -------           --------
- Hancock Fabrics                15,000             10               $8.50            $127,500
           Or
- Goody's                        24,000             10               $8.25            $198,000
